UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):        December 6, 2004

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 651-293-2233

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 3.03  Material Modifications to Rights of Security Holders.

Effective December 6, 2004, Ecolab Inc. appointed Computershare Investor Services, LLC (“Computershare”) its Stock Transfer Agent, Registrar, Dividend Paying Agent and Rights Agent, replacing EquiServe Trust Company, N.A. (“EquiServe”).  In that connection, Ecolab, EquiServe, and Computershare entered into an Amendment to Rights Agreement, dated and effective as of December 6, 2004 (the “Amendment”), to replace EquiServe with Computershare as Rights Agent.

A copy of the Amendment is attached hereto as Exhibit (4)A and incorporated herein by reference.

Item 8.01  Other Events.

In connection with the above described transfer agent switch, the Board of Directors of Ecolab Inc. adopted a new Common Stock certificate.  The form of Common Stock certificate, as approved by the New York Stock Exchange, is attached hereto as Exhibit 4(B).

Item 9.01  Financial Statements and Exhibits.

(4)	A.	Amendment to Rights Agreement, dated and effective as of December 6, 2004, among Ecolab Inc., EquiServe Trust Company, N.A. and Computershare Investor Services, LLC.

(4)	B.	Form of Common Stock certificate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: December 6, 2004	By:	/s/Timothy P. Dordell
		By:	Timothy P. Dordell
		Its:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing
(4)A.	Amendment to Rights Agreement, dated and effective as of December 6, 2004, among Ecolab Inc., EquiServe Trust Company, N.A. and Computershare Investor Services, LLC.	Filed herewith electronically.

(4)B.	Form of Common Stock certificate.	Filed herewith electronically.